Exhibit 1.1

12,500,000 Class A Ordinary Shares
Helix Acquisition Corp. III

UNDERWRITING AGREEMENT

[   ], 2026

Leerink Partners LLC
1301 Avenue of the Americas, 5th Floor
New York, New York 10019

Oppenheimer & Co. Inc.
85 Broad Street
New York, New York 10004

Ladies and Gentlemen:

Helix Acquisition Corp. III, a Cayman Islands exempted company (the “Company”), proposes to sell to Leerink Partners LLC and Oppenheimer & Co. (each, an “Underwriter” and together, the “Underwriters”), 12,500,000 Class A ordinary shares, par value $0.0001 per share (the “Ordinary Shares”), of the Company (said Ordinary Shares to be issued and sold by the Company being hereinafter called the “Underwritten Securities”). The Company also proposes to grant to the Underwriters an option to purchase up to 1,875,000 additional Ordinary Shares to cover over-allotments, if any (the “Option Securities” and, together with the Underwritten Securities, the “Securities”). Certain capitalized terms used herein and not otherwise defined are defined in Section 21 hereof.

On November 20, 2025, Helix Holdings III LLC, a Cayman Islands limited liability company (the “Sponsor”), paid $25,000 to cover certain of the Company’s offering and formation costs in exchange for 4,312,500 Founder Shares (as defined below). On December 1, 2025, the Sponsor surrendered 718,750 Founder Shares to the Company for no consideration, resulting in the Sponsor holding a total of 3,593,750 Founder Shares. On December 1, 2025, the Sponsor transferred 30,000 Founder Shares to each of Mark McKenna and John Schmid, resulting in the Sponsor holding a total of 3,533,750 Founder Shares with up to 468,750 Founder Shares subject to forfeiture depending on the extent to which the Underwriters’ over-allotment option is exercised.

The Company has entered into an Investment Management Trust Agreement, effective as of [   ], 2026, with Continental Stock Transfer & Trust Company, as trustee (the “Trustee”), in substantially the form filed as Exhibit 10.2 to the Registration Statement (the “Trust Agreement”), pursuant to which the proceeds from the sale of the Private Placement Shares and certain proceeds of the Offering (as defined below) will be deposited and held in a trust account (the “Trust Account”) for the benefit of the Company, the Underwriters and the holders of the Underwritten Securities and the Option Securities, if and when issued.

The Company has entered into a Securities Subscription Agreement, dated as of November 11, 2025, in the form filed as Exhibit 10.7 to the Registration Statement (the “Founder’s Purchase Agreement”), with the Sponsor, pursuant to which the Sponsor purchased an aggregate of 4,312,500 of the Company’s Class B ordinary shares, par value $0.0001 per share (including the Ordinary Shares issuable upon conversion thereof, the “Founder Shares”), for an aggregate purchase price of $25,000. Except as described in the Prospectus, the Founder Shares have the same terms as the Ordinary Shares.

The Company has entered into a Private Placement Shares Purchase Agreement, effective as of [    ], 2026, with the Sponsor, in substantially the form filed as Exhibit 10.4 to the Registration Statement (the “Share Subscription Agreement”), pursuant to which the Sponsor has agreed to purchase an aggregate of 450,000 Ordinary Shares (or 468,750 Ordinary Shares if the over-allotment option is exercised in full), at a price of $10.00 per Private Placement Share. Except as described in the Prospectus, the Private Placement Shares are identical to the Ordinary Shares sold in the Offering.

The Company has entered into a Registration Rights Agreement, dated as of [    ], 2026, with the Sponsor and the holders party thereto, in substantially the form filed as Exhibit 10.3 to the Registration Statement (the “Registration Rights Agreement”), pursuant to which the Company has granted certain registration rights in respect of the Ordinary Shares underlying the Founder Shares, the Ordinary Shares underlying the Private Placement Shares and the Ordinary Shares underlying the Private Placement Shares that may be issued upon conversion of working capital loans as described in the Prospectus.

The Company has caused to be duly executed and delivered a letter agreement, dated as of [    ], 2026 (the “Insider Letters”), by and among the Company, the Sponsor and each of the Company’s officers, directors, director nominees and advisor, in the form filed as Exhibit 10.1 to the Registration Statement.

The Company will enter into an Administrative Services and Indemnification Agreement, dated as of the date hereof, with the Sponsor, in substantially the form filed as Exhibit 10.8 to the Registration Statement (the “Administrative Services Agreement”), pursuant to which the Company will pay to the Sponsor an aggregate monthly fee of $6,458 per month for office space, utilities, administrative services and remote support services provided to members of the management team.

1.	Representations and Warranties.

The Company represents and warrants to, and agrees with, the Underwriters as set forth below in this Section 1.

(a) The Company has prepared and filed with the Commission the Registration Statement (file number 333-291993) on Form S-1, including the related Preliminary Prospectus, for registration under the Act of the Offering and sale of the Securities. Such Registration Statement, including any amendments, financial statements, exhibits, and schedules thereto filed prior to the Execution Time, has become effective. The Company has filed one or more amendments thereto, including the related Preliminary Prospectus, each of which has previously been furnished to the Underwriters. The Company will file with the Commission the Prospectus in accordance with Rule 424(b). As filed, such Prospectus shall contain all information required by the Act and, except to the extent the Underwriters shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Underwriters prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised the Underwriters, prior to the Execution Time, will be included or made therein. The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information.

(b) On the Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (each such date, a “settlement date”), the Prospectus (and any supplement thereto) will comply in all material respects with the applicable requirements of the Act; on the Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; as of the Applicable Time and on the Closing Date and any settlement date, any individual Written Testing-the-Waters Communication did not conflict with the information contained in the Registration Statement or the Statutory Prospectus, complied in all material respects with the Act, when considered together with the Statutory Prospectus, and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by the Underwriters consists of the information described as such in Section 8(b) hereof.

(c) The Statutory Prospectus, as of the Applicable Time and on the Closing Date and any settlement date, did not and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Statutory Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriters specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of the Underwriters consists of the information described as such in Section 8(b) hereof.

(d) The Company has filed with the Commission a Form 8-A (file number 001-[    ]) providing for the registration under the Exchange Act of the Securities, which registration is currently effective on the date hereof. The Ordinary Shares have been authorized for listing, subject to official notice of issuance and evidence of satisfactory distribution, on The Nasdaq Global Market (“Nasdaq”), and the Company knows of no reason or set of facts that is likely to adversely affect such authorization.

(e) The Commission has not issued any order or, to the Company’s knowledge, threatened to issue any order preventing or suspending the effectiveness of the Registration Statement or the use of any Preliminary Prospectus, the Prospectus or any part thereof, and has not instituted or, to the Company’s knowledge, threatened to institute any proceedings with respect to such an order.

(f) (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405).

(g) The Company has not prepared, used or referred to, and will not, without the Underwriters’ prior written consent, prepare, use or refer to, any free writing prospectus.

(h) Prior to the later of (i) the expiration or termination of the option granted to the Underwriters in Section 2, (ii) the completion of the Underwriters’ distribution of the Underwritten Securities and (iii) the expiration of 25 days after the date of the Prospectus, the Company has not distributed and will not distribute any offering material in connection with the Offering and sale of the Offered Securities other than the Registration Statement, the Statutory Prospectus, the Prospectus and any Testing-the-Waters Communication.

(i) The Company has been duly incorporated and is validly existing as an exempted company in good standing under the laws of the Cayman Islands with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Statutory Prospectus and the Prospectus and to enter into this Agreement, the Trust Agreement, the Founder’s Purchase Agreement, the Share Subscription Agreement, the Registration Rights Agreement, the Insider Letters, and the Administrative Services Agreement and to carry out the transactions contemplated hereby and thereby, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction that requires such qualification.

(j) There is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required (and the Statutory Prospectus contains in all material respects the same description of the foregoing matters contained in the Prospectus); and the statements in the Statutory Prospectus and the Prospectus under the headings “Principal Shareholders,” “Certain Relationships and Related Party Transactions” and “Description of Securities” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are in all material respects accurate and fair summaries of such legal matters, agreements, documents or proceedings. There are no business relationships or related party transactions involving the Company or any other person required by the Act to be described in the Registration Statement or Prospectus that have not been described as required.

(k) The Company’s authorized equity capitalization is as set forth in the Statutory Prospectus, the Prospectus and the Amended and Restated Memorandum and Articles of Association of the Company (the “Amended and Restated Memorandum and Articles of Association”). The capital stock of the Company conforms in all material respects to the description thereof in the Statutory Prospectus, the Registration Statement and the Prospectus.

(l) All issued and outstanding shares of the Company have been duly and validly authorized and issued and are fully paid and non-assessable (meaning that no additional sums may be levied in respect of such shares on the holder thereof by the Company); and none of such shares were issued in violation of the preemptive rights of any holders of any security of the Company, rights of first refusal or similar contractual rights granted by the Company. The offers and sales of the outstanding Ordinary Shares were at all relevant times either registered under the Act, the applicable state securities and blue sky laws or, based in part on the representations and warranties of the purchasers of such Ordinary Shares, exempt from such registration requirements. The holders of outstanding shares of the Company are not entitled to preemptive rights, rights of first refusal or other rights to subscribe for the Securities arising by operation of law or under the Amended and Restated Memorandum and Articles of Association; and, except as set forth in the Statutory Prospectus and the Prospectus, no options, warrants, pre-emptive rights, rights of first refusal or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or other ownership interests in the Company are authorized or outstanding.

(m) The Securities have been duly authorized and when executed by the Company and countersigned and issued and delivered against payment by the Underwriters pursuant to this Agreement, will be validly issued.

(n) The Ordinary Shares have been duly authorized and, when executed by the Company and countersigned, and issued and delivered against payment for the Securities by the Underwriters pursuant to this Agreement (including the registration of the share issuance in the Company’s register of members as fully paid), will be validly issued, fully paid and non-assessable (meaning that no additional sums may be levied in respect of such Ordinary Shares on the holder thereof by the Company) and free of pre-emptive rights, rights of first refusal and similar rights.

(o) The Company has no debt securities or preferred stock that is rated by any “nationally recognized statistical rating organization” (as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act).

(p) Except as set forth in the Statutory Prospectus, the Prospectus and the Amended and Restated Memorandum and Articles of Association of the Company, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Act or to include any such securities in a registration statement to be filed by the Company.

(q) No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company from its inception through and including the date hereof, except as disclosed in the Registration Statement, the Statutory Prospectus and the Prospectus. Neither the Company nor any of its affiliates has, prior to the date hereof, made any offer or sale of any securities that are required to be “integrated” pursuant to the Act with the offer and sale of the Underwritten Securities pursuant to the Registration Statement.

(r) The Founder Shares are duly authorized, validly issued, fully paid non-assessable (meaning that that no additional sums may be levied in respect of such shares on the holder thereof by the Company).

(s) The Private Placement Shares, when delivered upon the consummation of the Offering, will be duly executed, authenticated and issued, and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(t) This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(u) The Trust Agreement has been duly authorized, executed and delivered by the Company, and is a valid and binding agreement of the Company, enforceable against the Company, in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(v) The Founder’s Purchase Agreement has been duly authorized, executed and delivered by the Company and the Sponsor, and is a valid and binding agreement of the Company and, to the knowledge of the Company, the Sponsor, enforceable against the Company and, to the knowledge of the Company, the Sponsor in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(w) The Share Subscription Agreement has been duly authorized, executed and delivered by the Company and, to the knowledge of the Company and the Sponsor, is a valid and binding agreement between the Company and the Sponsor, enforceable against the Company and, to the knowledge of the Company, the Sponsor, respectively, in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(x) The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(y) The Insider Letters executed by the Company, the Sponsor and, to the Company’s knowledge, each executive officer, director, director nominee and advisor of the Company, has been duly authorized, executed and delivered by the Company, the Sponsor and, to the Company’s knowledge, each such executive officer, director director nominee and advisor, respectively, and is a valid and binding agreement of the Company, the Sponsor and, to the Company’s knowledge, each such executive officer, director, director nominee and advisor, respectively, enforceable against the Company, the Sponsor and, to the Company’s knowledge, each such executive officer, director, director nominee and advisor, respectively, in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(z) The Administrative Services Agreement has been duly authorized, executed and delivered by the Company and the Sponsor, and is a valid and binding agreement of the Company and the Sponsor, enforceable against the Company and the Sponsor in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(aa) The Sponsor has agreed to make loans to the Company in the aggregate amount of up to $300,000 pursuant to an amended and restated promissory note, in the form annexed as Exhibit 10.6 to the Registration Statement (the “Insider Loans”). The Insider Loans do not bear any interest and are repayable by the Company on the earlier of June 30, 2026 or the consummation of the Offering.

(bb) Except as otherwise disclosed in the Registration Statement, the Statutory Prospectus and the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement, the Statutory Prospectus and the Prospectus: (i) there has been no Material Adverse Effect (as defined below); (ii) the Company has not incurred any material liability or obligation, indirect, direct or contingent, including without limitation any losses or interference with its business from fire, explosion, flood, earthquakes, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute or court or governmental action, order or decree, that are material, individually or in the aggregate, to the Company, or has entered into any transactions not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(cc) No labor dispute with the employees of the Company exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect.

(dd) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Statutory Prospectus and the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(ee) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein or in the Trust Agreement, the Founder’s Purchase Agreement, the Share Subscription Agreement, the Registration Rights Agreement, the Insider Letters or the Administrative Services Agreement except for the registration under the Act and the Exchange Act of the Securities and such as may be required under state securities or blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Statutory Prospectus and the Prospectus.

(ff) The Company is not in violation or default of (i) any provision of its Amended and Restated Memorandum and Articles of Association, by-laws or other organizational document, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any (x) statute, law, rule, regulation, or (y) judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company; except in the case of clauses (ii) and (iii) above for any such conflict, breach or violation that would not, individually or in the aggregate, be reasonably expected to have a material adverse effect on the financial condition, prospects, earnings, business, operations, assets, liabilities or properties of the Company, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”).Neither the issue and sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof or of the Trust Agreement, the Founder’s Purchase Agreement, the Share Subscription Agreement, the Registration Rights Agreement, the Insider Letters or Administrative Services Agreement will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, (i) the Amended and Restated Memorandum and Articles of Association, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company is a party or bound or to which the Company’s property is subject, or (iii) any statute, law, rule, or regulation, judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its respective properties; except in the case of clauses (ii) and (iii) above for any such conflict, breach or violation that would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(gg) No holders of securities of the Company have rights to the registration of such securities under the Registration Statement. There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the Act pursuant to this Agreement, other than those rights that have been disclosed in the Registration Statement, the Statutory Prospectus, Free Writing Prospectus and the Prospectus and have been waived.

(hh) The historical financial statements, including the notes thereto and the supporting schedules, if any, of the Company included in the Registration Statement, Free Writing Prospectus, the Statutory Prospectus and the Prospectus comply as to form in all material respects with Regulation S-X under the Act and present fairly the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The summary financial data set forth under the caption “Summary Financial Data” in the Statutory Prospectus, Prospectus and Registration Statement fairly present, on the basis stated in the Statutory Prospectus, Prospectus and Registration Statement, the information included therein. The Company is not party to any off-balance sheet transactions, arrangements, obligations (including contingent obligations), or other relationships with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses. The statistical, industry-related and market-related data included in the Registration Statement, the Statutory Prospectus and the Prospectus are based on or derived from sources that the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived. There are no pro forma or as adjusted financial statements that are required to be included in the Registration Statement, the Statutory Prospectus or the Prospectus in accordance with Regulation S-X that have not been included as so required. To the Company’s knowledge, no person who has been suspended or barred from being associated with a registered public accounting firm, or who has failed to comply with any sanction pursuant to Rule 5300 promulgated by the Public Company Accounting Oversight Board (“PCAOB”), has participated in or otherwise aided the preparation of, or audited, the financial statements, supporting schedules or other financial data filed with the Commission as a part of the Registration Statement, the Statutory Prospectus and the Prospectus. All disclosures contained in the Registration Statement, the Free Writing Prospectus, Statutory Prospectus or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K, to the extent applicable.

(ii) No action, suit or proceeding, inquiry or investigation by or before any court or governmental agency, authority or body or any arbitrator involving the Company or, to the knowledge of the Company, the Sponsor, or the property of either of them is pending or, to the knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby by the Company or (ii) could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto).

(jj) The Company has operated its business in a manner compliant in all material respects with all United States federal, state, local and non-United States privacy, data security and data protection laws and regulations applicable to the Company’s collection, use, transfer, protection, disposal, disclosure, handling, storage and analysis of personal data. The Company has taken reasonable steps to maintain the confidentiality of its personally identifiable information, protected health information, consumer information and other confidential information of the Company, its Subsidiaries and any third parties in its possession (“Sensitive Company Data”). The tangible or digital information technology systems (including computers, screens, servers, workstations, routers, hubs, switches, networks, data communications lines, technical data and hardware), software and telecommunications systems used or held for use by the Company (the “Company IT Assets”) are adequate and operational for, in accordance with their documentation and functional specifications, the business of the Company and its Subsidiaries as now operated and as currently proposed to be conducted as described in the Registration Statement, the Free Writing Prospectus, Statutory Prospectus and the Prospectus. The Company has not suffered or incurred any security breaches, compromises or incidents with respect to any Company IT Asset or Sensitive Company Data, except where such breaches, compromises or incidents would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect; and there has been no unauthorized or illegal use of or access to any Company IT Asset or Sensitive Company Data by any unauthorized third party. The Company has not been required to notify any individual of any information security breach, compromise or incident involving Sensitive Company Data.

(kk) WithumSmith+Brown, PC (“Withum”), who have certified certain financial statements of the Company and delivered its report with respect to the audited financial statements and schedules included in the Registration Statement, Statutory Prospectus and the Prospectus, is a registered public accounting firm that is independent with respect to the Company within the meaning of the Act and the Exchange Act and the applicable published rules and regulations thereunder and the rules of the PCAOB, (ii) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X under the Act and (iii) a registered public accounting firm as defined by the PCAOB whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn.

(ll) To the extent required by Rule 13a-15(e) under the Exchange Act, the Company will maintain “disclosure controls and procedures” (as defined under Rule 13a-15(e) under the Exchange Act) and a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(mm) The Company maintains effective “disclosure controls and procedures” (as defined under Rule 13a-15(e) under the Exchange Act), to the extent required by such rule.

(nn) Solely to the extent that the Sarbanes Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission thereunder (the “Sarbanes Oxley Act”) have been applicable to the Company, there is and has been no failure on the part of the Company to comply in all material respects with the applicable provisions of the Sarbanes Oxley Act. The Company has taken all necessary actions to ensure that it is in compliance with all provisions of the Sarbanes-Oxley Act that are in effect and with which the Company is required to comply.

(oo) There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s officers or directors, in their capacities as such, to comply with (as and when applicable), and immediately following the Effective Date the Company will be in compliance with, Nasdaq Marketplace Rule IM-5605. Further, there is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s officers or directors, in their capacities as such, to comply with (as and when applicable), and immediately following the Effective Date the Company will be in compliance with, the phase-in requirements and all other provisions of Nasdaq corporate governance requirements set forth in the Nasdaq Marketplace Rules.

(pp) There are no transfer, stamp, issue, registration, documentary or other similar taxes, duties, fees or charges under U.S. federal law or the laws of any state, or any political subdivision thereof, or under the laws of any non-U.S. jurisdiction, required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Securities.

(qq) The Company has filed all tax returns (including U.S. federal, state and non-U.S.) that are required to be filed by it or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect) through the date hereof and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith and for which adequate reserves required by generally accepted accounting principles have been created with respect thereto or as would not have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, Statutory Prospectus and the Prospectus (exclusive of any supplement thereto). The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are, in conformity with GAAP, adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect.

(rr) Until the earlier of the consummation of the Company’s initial Business Combination or until such earlier time upon which the Company is required to be liquidated, the Company will maintain directors’ and officers’ insurance (including, without limitation, insurance covering the Company, its directors and officers for liabilities or losses arising in connection with the Offering, including, without limitation, liabilities or losses arising under the Act, the Exchange Act or any similar rule, and any applicable foreign securities laws).

(ss) The Company possesses all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business, and the Company has not received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit that, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or contemplated in the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto).

(tt) None of the Company, the Sponsor or, to the knowledge of the Company, any director, director nominee, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company: (i) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) has made any direct or indirect unlawful contribution or payment to any official of, or candidate for, or any employee of, any federal, state or foreign office from corporate funds; (iii) has made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment; or (iv) is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the OECD Convention on Bribery of Foreign Public Officials in International Business Transactions, the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”) or any similar law or regulation to which the Company, any director, director nominee, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company is subject. The Company, the Sponsor and, to the knowledge of the Company, its directors, director nominees, officers, agents, employees and affiliates have each conducted the business of the Company and their own businesses on behalf of the Company in compliance with the FCPA and any applicable similar law or regulation and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(uu) The operations of the Company are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of jurisdictions where the Company conducts business, the applicable rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(vv) None of the Company, the Sponsor or, to the knowledge of the Company, any director, director nominee, officer, agent or affiliate of the Company is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or any similar sanctions imposed by any other body, governmental or other, to which any of such persons is subject (collectively, “other economic sanctions”); and the Company will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any sanctions administered by OFAC or other economic sanctions.

(ww) Except as disclosed in the Registration Statement, the Statutory Prospectus and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of the Underwriters and (ii) does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of the Underwriters.

(xx) To the knowledge of the Company, all information contained in the questionnaires (the “Questionnaires”) completed by the Sponsor and, to the knowledge of the Company, the Company’s officers, directors and director nominees and provided to the Underwriters, is true and correct in all material respects, and the Company has not become aware of any information that would cause the information disclosed in the Questionnaires completed by the Sponsor or the Company’s officers, directors and director nominees to become inaccurate and incorrect.

(yy) Except as disclosed in the Registration Statement, the Statutory Prospectus and the Prospectus, prior to the date hereof, the Company has not selected any specific Business Combination target (each, a “Target Business”) and has not, nor, to its knowledge, has anyone on its behalf, initiated any substantive discussions with any prospective Target Business or had any substantive discussions, formal or otherwise, with respect to a possible initial Business Combination, or undertaken, or engaged or retained any agent or other representative to undertake, any research, diligence, evaluations or similar activities to identify, locate or contact any suitable acquisition candidate.

(zz) Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, and except as described in the Registration Statement, the Statutory Prospectus and the Prospectus, to the knowledge of the Company, (i) there has been no security breach or other security compromise of or relating to any of the Company’s information technology and computer systems, networks, hardware, software, data, trade secrets, or equipment; and (ii) the Company is presently in compliance with all applicable laws, regulations, contractual obligations and internal policies relating to data privacy and security or personally identifiable information.

(aaa) Except as described in the Registration Statement, the Statutory Prospectus and the Prospectus, there are no claims, payments, arrangements, contracts, agreements or understandings relating to the payment of a brokerage commission or finder’s, consulting, origination or similar fee by the Company or the Sponsor with respect to the sale of the Securities hereunder or any other arrangements, agreements, or understandings of the Company, the Sponsor or any officer or director of the Company or their respective affiliates, that may affect the Underwriters’ compensation, as determined by the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(bbb) Except as described in the Registration Statement, the Statutory Prospectus and the Prospectus, the Company has not made any direct or indirect payments (in cash, securities or any other “item of value” as defined in Rule 5110(c)(3) of FINRA’s Conduct Rules): (i) to any person, as a finder’s fee, consulting fee, or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) to any person that, to the Company’s knowledge, has been accepted by FINRA as a member of FINRA (a “Member”); or (iii) to any person or entity that, to the Company’s knowledge, has any direct or indirect affiliation or association with any Member, within the twelve months prior to the Effective Date, other than payments to the Underwriters pursuant to this Agreement.

(ccc) Except as described in the Registration Statement, the Statutory Prospectus and the Prospectus, during the period beginning 180 days prior to the initial filing of the Registration Statement and ending on the Effective Date, no Member and/or any person associated or affiliated with a Member has provided any investment banking, financial advisory and/or consulting services to the Company.

(ddd) Except as disclosed in the FINRA Questionnaires provided to the Underwriters, to the Company’s knowledge no officer, director, or beneficial owner of any class of the Company’s securities (whether debt or equity, registered or unregistered, regardless of the time acquired or the source from which derived) (any such individual or entity, a “Company Affiliate”) is a Member or a person associated or affiliated with a Member.

(eee) Except as disclosed in the FINRA Questionnaires provided to the Underwriters, to the Company’s knowledge, no Company Affiliate is an owner of shares or other securities of any Member (other than securities purchased on the open market).

(fff) No Company Affiliate has made a subordinated loan to any Member.

(ggg) Except as described in the Registration Statement, the Statutory Prospectus and the Prospectus, no proceeds from the sale of the Underwritten Securities (excluding underwriting compensation as disclosed in the Registration Statement, Statutory Prospectus and the Prospectus) will be paid by the Company to any Member, or any persons associated or affiliated with a Member.

(hhh) The Company has not issued any shares, warrants or other securities, or granted any options, directly or indirectly, to anyone who is a potential underwriter in the Offering or a related person (as defined by FINRA rules) of such an underwriter within the earliest of the 180-day period prior to the initial filing date and the initial confidential submission date of the Registration Statement.

(iii) No person to whom securities of the Company have been privately issued within the 180-day period prior to the initial filing date of the Registration Statement has to the Company’s knowledge any relationship or affiliation or association with any Member. Except as disclosed in the Registration Statement, the Free Writing Prospectus, Statutory Prospectus and the Prospectus, the Company (i) does not have any material lending or other relationship with any banking or lending affiliate of the Underwriters and (ii) does not intend to use any of the proceeds from the sale of the Securities to repay any outstanding debt owed to any affiliate of the Underwriters.

(jjj) To the Company’s knowledge, no Member intending to participate in the Offering has a conflict of interest with the Company. For this purpose, a “conflict of interest” means, if at the time of the Member’s participation in the Offering, any of the following applies: (A) the securities are to be issued by the Member; (B) the Company controls, is controlled by or is under common control with the Member or the Member’s associated persons; (C) at least 5% of the net offering proceeds, not including underwriting compensation, are intended to be: (i) used to reduce or retire the balance of a loan or credit facility extended by the Member, its affiliates and its associated persons, in the aggregate; or (ii) otherwise directed to the Member, its affiliates and its associated persons, in the aggregate; or (D) as a result of the Offering and any transactions contemplated at the time of the Offering: (i) the Member will be an affiliate of the Company; (ii) the Member will become publicly owned; or (iii) the Company will become a Member or form a broker-dealer subsidiary. “Member intending to participate in the Offering” includes any associated person of a Member that is participating in the Offering, any members of such associated person’s immediate family, and any affiliate of a Member that is participating in the Offering.

(kkk) None of the Company, the Sponsor, or, to the knowledge of the Company, any of their respective officers or directors, has taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company, whether to facilitate the sale or resale of the Underwritten Securities or otherwise, which would directly or indirectly violate Regulation M under the Exchange Act .The Company does not own an interest in any corporation, partnership, limited liability company, joint venture, trust or other entity.

(lll) No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, director nominee, officer, shareholder, special advisor, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the Act or the Exchange Act to be described in the Registration Statement, Statutory Prospectus or the Prospectus that is not described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers, directors or director nominees of the Company or any of their respective family members, except as disclosed in the Registration Statement, Statutory Prospectus and the Prospectus. The Company has not extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or officer of the Company.

(mmm) The Company has not offered, or caused the Underwriters to offer, the Underwritten Securities to any person or entity with the intention of unlawfully influencing: (a) a customer or supplier of the Company or any affiliate of the Company to alter the customer’s or supplier’s level or type of business with the Company or such affiliate or (b) a journalist or publication to write or publish favorable information about the Company or any such affiliate.

(nnn) Upon delivery and payment for the Ordinary Shares on the Closing Date, the Company will not be subject to Rule 419 under the Act and none of the Company’s outstanding securities will be deemed to be a “penny stock” as defined in Rule 3a51-1 under the Exchange Act.

(ooo) From the time of the initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged, directly or through any person authorized to act on its behalf, in any Testing-the-Waters Communication) through the Execution Time, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Act (an “Emerging Growth Company”).

(ppp) The Company (i) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Underwriters with entities that are qualified institutional buyers within the meaning of Rule 144A under the Act or institutions that are accredited investors within the meaning of Rule 501 under the Act and (ii) has not authorized anyone other than the Underwriters to engage in Testing-the-Waters Communications. The Company reconfirms that the Underwriters have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule III hereto. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act.

(qqq) Except as disclosed in the Registration Statement, the Statutory Prospectus and the Prospectus, under current laws and regulations of the Cayman Islands and any political subdivision thereof, all dividends and other distributions declared and payable on the Securities may be paid by the Company to the holder thereof in United States dollars and all such payments made to holders thereof or therein who are non-residents of the Cayman Islands will not be subject to income, withholding or other taxes under laws and regulations of the Cayman Islands or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in the Cayman Islands or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the Cayman Islands or any political subdivision or taxing authority thereof or therein.

Any certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters in connection with the Offering shall be deemed a representation and warranty by the Company, as to matters covered thereby, to the Underwriter. The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 6 hereof, counsel to the Company and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

2.	PURCHASE AND SALE.

(a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to the Underwriters, and the Underwriters agree to purchase from the Company, at a purchase price of $9.90 per Ordinary Share, the amount of the Underwritten Securities set forth opposite the Underwriters’ name in Schedule I hereto.

(b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the Underwriters to purchase, severally and not jointly, up to 1,875,000 Option Securities at the same purchase price per Ordinary Share as the Underwriters shall pay for the Underwritten Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time on or before the 45th day after the date of the Prospectus upon written notice by the Underwriters to the Company setting forth the number of Option Securities as to which the Underwriters are exercising the option and the settlement date.

(c) In addition to the discount from the public offering price represented by the purchase price set forth in the first sentence of Section 2(a) of this Agreement, the Company hereby agrees to pay to the Underwriters a deferred discount of $0.30 per Ordinary Share (including both Underwritten Securities and Option Securities) purchased hereunder (the “Deferred Discount”). The Underwriters agree that, at the Company’s sole and absolute discretion, up to $500,000 of the Deferred Discount may be paid to third parties not participating in this offering that assist the Company in consummating its initial Business Combination. The Underwriters hereby agree that if no Business Combination is consummated within the time period provided in the Trust Agreement and the funds held under the Trust Agreement are distributed to the holders of the Ordinary Shares included in the Securities sold pursuant to this Agreement (the “Public Shareholders”), (i) the Underwriters will forfeit any rights or claims to the Deferred Discount and (ii) the trustee under the Trust Agreement is authorized to distribute the Deferred Discount to the Public Shareholders on a pro rata basis.

3.	DELIVERY AND PAYMENT.

(a) Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the first Business Day prior to the Closing Date) shall be made at 10:00 a.m., New York City time, on [    ], 2026, or at such time on such later date at least one Business Days after the foregoing date as the Underwriters shall designate, which date and time may be postponed by agreement between the Underwriters and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Underwriters for the account of the Underwriters against payment by the Underwriters of the purchase price thereof by wire transfer payable in same-day funds to an account specified by the Company and to the Trust Account as described below in this Section 3. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Underwriters shall otherwise instruct.

(b) Payment for the Underwritten Securities shall be made as follows: $123,750,000 of the net proceeds for the Underwritten Securities (including $3,750,000 of Deferred Discount) shall be deposited in the Trust Account pursuant to the terms of the Trust Agreement along with such portion of the gross proceeds from the sale of the Private Placement Shares (the “Private Placement Portion”) in order for the Trust Account to equal the product of the number of Ordinary Shares sold and the Public Offering price per Ordinary Share as set forth on the cover of the Prospectus upon delivery to the Underwriters of the Underwritten Securities through the facilities of DTC or, if the Underwriters have otherwise instructed, upon delivery to the Underwriters of certificates (in form and substance satisfactory to the Underwriters) representing the Underwritten Securities, in each case for the account of the Underwriters. The Underwritten Securities shall be registered in such name or names and in such authorized denominations as the Underwriters may request in writing at least one Business Day prior to the Closing Date. If delivery is not made through the facilities of DTC, the Company will permit the Underwriters to examine and package the Underwritten Securities for delivery, at least one Business Day prior to the Closing Date. The Company shall not be obligated to sell or deliver the Underwritten Securities except upon tender of payment by the Underwriters for all the Underwritten Securities. Payment by the Underwriters for the Underwritten Securities is contingent on the (i) payment by the Sponsor to the Company for the Private Placement Shares and (ii) deposit of the Private Placement Portion by or at the direction of the Company into the Trust Account, in each case at least one Business Day prior to the Closing Date.

(c) Payment for the Option Securities shall be made as follows: $0.40 per Option Security (including $0.30 per Option Security of Deferred Discount) shall be deposited in the Trust Account pursuant to the terms of the Trust Agreement along with such portion of the gross proceeds from the sale of the Private Placement Shares in order for the Trust Account to equal the product of the number of Ordinary Shares sold and the Public Offering price per Ordinary Share as set forth on the cover of the Prospectus upon delivery to the Underwriters of the Option Securities through the facilities of DTC or, if the Underwriters has otherwise instructed, upon delivery to the Underwriters of certificates (in form and substance satisfactory to the Underwriter) representing the Option Securities (or through the facilities of DTC), in each case for the account of the Underwriters. The Option Securities shall be registered in such name or names and in such authorized denominations as the Underwriter may request in writing at least two Business Days prior to the Closing Date. If delivery is not made through the facilities of DTC, the Company will permit the Underwriter to examine and package the Option Securities for delivery, at least one Business Day prior to the Closing Date. The Company shall not be obligated to sell or deliver the Option Securities except upon tender of payment by the Underwriters for all the Option Securities. Payment by the Underwriters for the Option Securities is contingent on the payment by the Sponsor to the Company for the Private Placement Shares and deposit of such portion of the gross proceeds from the sale of the Private Placement Shares in order for the Trust Account, together with the proceeds to be received pursuant to this clause (b), to equal the product of the number of Ordinary Shares sold and the Public Offering price per Ordinary Share as set forth on the cover of the Prospectus by or at the direction of the Company into the Trust Account, in each case at least one Business Day prior to the applicable settlement date.

If the option provided for in Section 2 hereof is exercised after the first Business Day prior to the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) as directed by the Underwriters for the account of the Underwriters, against payment by the Underwriters of the purchase price thereof to the Trust Account as described above in Section 3(b). If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Underwriters on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4.	OFFERING BY UNDERWRITERS.

It is understood that the Underwriters proposes to offer the Securities for sale to the public as set forth in the Prospectus (the “Offering”).

5.	AGREEMENTS.

The Company covenants and agrees with the Underwriters that:

(a) Prior to the termination of the Offering, the Company will not file any amendment to the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished the Underwriters a copy for its review prior to filing and will not file any such proposed amendment, supplement or Rule 462(b) Registration Statement to which the Underwriters reasonably object. The Company will cause the Prospectus, properly completed, and any supplement thereto, to be filed in a form approved by the Underwriter with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to each Underwriter of such timely filing. The Company will promptly advise the Underwriters (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement or any Written Testing-the-Waters Communication shall have been filed with the Commission, (ii) when, prior to termination of the Offering, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, any Rule 462(b) Registration Statement or any Written Testing-the-Waters Communication or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of the Preliminary Prospectus, the Prospectus or any Written Testing-the-Waters Communication, or of the institution of any proceedings for that purpose or pursuant to Section 8A of the Act and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company shall use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event or development occurs as a result of which the Statutory Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Company will (i) notify promptly the Underwriters so that any use of the Statutory Prospectus may cease until it is amended or supplemented; (ii) amend or supplement the Statutory Prospectus to correct such statement or omission; and (iii) supply any amendment or supplement to the Underwriters in such quantities as it may reasonably request.

(c) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event or development occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Company promptly will (i) notify the Underwriters of any such event; (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) supply any supplemented Prospectus to the Underwriters in such quantities as it may reasonably request.

(d) As soon as practicable, the Company will make generally available to its security holders and to the Underwriters an earnings statement or statements of the Company and its subsidiaries that will satisfy the provisions of Section 11(a) of the Act and Rule 158; provided, that the Company will be deemed to have furnished such statements to its security holders and the Underwriters to the extent they are filed on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system (“EDGAR”) or any successor system.

(e) The Company will not make any offer relating to the Ordinary Shares that constitutes or would constitute a Free Writing Prospectus or a portion thereof required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Act, without the prior consent of each Underwriter.

(f) The Company will furnish to the Underwriters and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including amendments, schedules, and exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Prospectus and any supplement thereto as the Underwriters may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the Offering. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(g) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Underwriters may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided, however, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(h) The Company will not, without the prior written consent of each Underwriter, (x) offer, sell, contract to sell, pledge or grant any option to purchase or otherwise dispose of (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any other Ordinary Shares or any securities convertible into, or exercisable, or exchangeable for, Ordinary Shares or publicly announce an intention to effect any such transaction during the period commencing on the date hereof and ending 180 days after the date of this Agreement; provided, however, that the Company may (1) issue and sell the Private Placement Shares, (2) issue and sell the Option Securities on exercise of the option provided for in Section 2 hereof, (3) register with the Commission pursuant to the Registration Rights Agreement, in accordance with the terms of the Registration Rights Agreement, the resale of the securities covered thereby, and (4) issue securities in connection with a Business Combination or (y) release the Sponsor or any officer, director or director nominee from the 180-day lock-up contained in the Insider Letters; provided, that the foregoing restrictions shall not apply to the forfeiture of any Founder Shares pursuant to the terms of the Insider Letters or any transfer of Founder Shares to a current or future independent director of the Company (as long as such current or future independent director is subject to the terms of the Insider Letters with respect to such Founder Shares at the time of such transfer). Each Underwriter in its sole discretion may release or waive the transfer restrictions set forth herein at any time without notice. The Company agrees not to waive or amend the Insider Letters without the written consent of the Underwriters.

(i) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, whether to facilitate the sale or resale of the Underwritten Securities or otherwise in violation of Regulation M, and the Company will comply with all applicable provisions of Regulation M.

(j) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes (but, in no event, taxes imposed on the net income of the Underwriters) in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement and all other agreements or documents printed (or reproduced) and delivered in connection with the Offering; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on the Nasdaq; (vi) the printing and delivery of a preliminary blue sky memorandum, any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states, and any filings required to be made with FINRA (including the FINRA-related fees and expenses of the Underwriters’ legal counsel, not to exceed $25,000); (vii) the transportation and other expenses incurred by or on behalf of the Company (and not the Underwriters) in connection with presentations to prospective purchasers of the Securities; (viii) the fees and expenses of the Company’s accountants and the fees and expenses of counsel for the Company; (ix) all other costs and expenses incident to the performance by the Company of its obligations hereunder; and (x) reasonable out-of-pocket expenses of the Underwriters (excluding fees and expenses of counsel for the Underwriters) not to exceed $100,000.

(k) For a period of at least five (5) years from the Effective Date or until such earlier time at which the Liquidation occurs, the Company shall use its commercially reasonable efforts to maintain the registration of the Ordinary Shares (or such other security into which such Ordinary Shares may be exchanged in connection with an initial Business Combination) under the Exchange Act, except after giving effect to a going private transaction after the completion of a Business Combination. The Company will not deregister the Ordinary Shares under the Exchange Act (except in connection with a going private transaction after the completion of a Business Combination) without the prior consent of the Underwriters.

(l) The Company shall, on the date hereof, retain its independent registered public accounting firm to audit the balance sheet of the Company as of the Closing Date (the “Audited Balance Sheet”) reflecting the receipt by the Company of the proceeds of the Offering on the Closing Date. As soon as the Audited Balance Sheet becomes available, the Company shall promptly, but not later than four Business Days after the Closing Date, file a Current Report on Form 8-K with the Commission, which Report shall contain the Audited Balance Sheet. Additionally, upon the Company’s receipt of the proceeds from the exercise of all or any portion of the option provided for in Section 2 hereof, the Company shall promptly, but not later than four Business Days after the receipt of such proceeds, file a Current Report on Form 8-K with the Commission, which report shall disclose the Company’s sale of the Option Securities and its receipt of the proceeds therefrom.

(m) For a period commencing on the Effective Date and ending five (5) years from the date of the consummation of the Business Combination or until such earlier time at which the Liquidation occurs or the Ordinary Shares cease to be publicly traded, the Company, at its expense, shall cause its regularly engaged independent registered public accounting firm to review (but not audit) the Company’s financial statements for each of the first three fiscal quarters prior to the announcement of quarterly financial information, the filing of the Company’s Form 10-Q quarterly report and the mailing, if any, of quarterly financial information to shareholders.

(n) For a period of at least five (5) years from the Effective Date or until such earlier time at which the Liquidation occurs, the Company shall, to the extent such information or documents are not otherwise publicly available, upon written request from the Underwriters, furnish to the Underwriters copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of securities, and, to the extent such information or documents are not otherwise publicly available, upon written request from the Underwriter promptly furnish to the Underwriters: (i) copies of such registration statements, financial statements and periodic and special reports as the Company shall be required to file with the Commission and from time to time furnishes generally to holders of any such class of its securities; and (ii) such additional documents and information with respect to the Company and the affairs of any future subsidiaries of the Company as the Underwriters may from time to time reasonably request, all subject to the execution of a satisfactory confidentiality agreement. Any registration statements, financial statements, periodic and special reports or other additional documents referred to in the preceding sentence filed on the Commission’s EDGAR website will be considered furnished for the purposes of this section.

(o) In connection with the Business Combination, the Company shall (i) provide, or cause any Target Business to provide, to the Underwriters and its representatives, customary documentation, including (A) all financial and other records, including any financial forecasts or projections, (B) pertinent corporate documents, (C) material contracts, (D) documents and information contained in the virtual data room used in connection with the Business Combination, and (E) any other information, certifications or documentation reasonably requested by the Underwriters and its representatives with respect to the parties to the Business Combination Agreement, in each case, with reasonable advance opportunity to review the foregoing; (ii) cause appropriate officers, directors and employees of the parties to the Business Combination Agreement, and cause representatives of the Company’s and any Target Business’s accountants and auditors, to participate in any due diligence sessions reasonably requested by the Underwriters in connection with the Business Combination; and (iii) provide, and in the case of any Target Business, cause to provide, customary comfort letters, legal opinions and negative assurance letters, in form and substance reasonably satisfactory to each Underwriter, each dated as of the effective date of the registration statement (if applicable), statutory prospectus, prospectus or proxy statement filed in connection with the Business Combination and as of the date of the shareholder vote to approve the Business Combination.

(p) The Company shall include in any Business Combination agreement (i) a covenant for the assignment and assumption, by the public entity resulting from the Business Combination, of all of the Company’s indemnification obligations under Section 8 hereof and (ii) that the Underwriters may rely on the representations and warranties contained therein as if they were a party thereto.

(q) The Company acknowledges and agrees that nothing in this Agreement shall be interpreted to obligate the Underwriters to take any action, or to refrain from taking any action, in connection with the Business Combination and any such actions will be undertaken by the Underwriters, in respect of itself, in its sole discretion and only pursuant to a separate, definitive written agreement between the Underwriters and the Company or another registrant.

(r) The Company shall (i)(A) provide the Underwriters and its representatives a reasonable advance opportunity to review and comment on any registration statement, statutory prospectus, prospectus and proxy statement, including exhibits and financial statements included therein, to be filed in connection with the Business Combination, prior to each such filing, (B) provide the Underwriters and its representatives a reasonable advance opportunity to review and comment on any document that names or describes the Underwriters, whether or not such document is filed, (C) give reasonable consideration to any comments made by the Underwriters and its representatives, and (D) consider in good faith including in any such filing, document or response all comments reasonably proposed by the Underwriters and its representatives; provided that any information naming or describing each Underwriter must be in a form and content reasonably satisfactory to the Underwriters; and (ii) upon the request by an Underwriter, promptly file an amendment to any registration statement, statutory prospectus, prospectus and proxy statement, including exhibits and financial statements included therein, filed in connection with the Business Combination, to correct any information to the extent that such information shall have become false or misleading in any material respect, or to correct any material omissions therefrom.

(s) For a period commencing on the Effective Date and ending five (5) years from the date of the consummation of the Business Combination or until such earlier time at which the Liquidation occurs or the Ordinary Shares cease to be publicly traded, the Company shall retain a transfer agent acceptable to the Underwriters.

(t) In no event will the amounts payable by the Company for office space, utilities and secretarial and administrative services exceed $6,458 per month in the aggregate until the earlier of the date of the consummation of the Business Combination or the Liquidation.

(u) The Company will not consummate a Business Combination with any entity that is affiliated with the Sponsor or any of the Company’s officers or directors unless it obtains an opinion from an independent investment banking firm which is a Member that such Business Combination is fair to the Company from a financial point of view. The Company shall not pay the Sponsor or its affiliates or any of the Company’s officers, directors or any of their respective affiliates any fees or compensation for services rendered to the Company prior to, or in connection with, the consummation of a Business Combination.

(v) The Company will apply the net proceeds from the Offering and the sale of the Private Placement Shares received by it in a manner consistent in all material respects with the applications described under the caption “Use of Proceeds” in the Registration Statement, Statutory Prospectus and the Prospectus.

(w) For a period of 60 days following the Effective Date, in the event any person or entity (regardless of any FINRA affiliation or association) is engaged to assist the Company in its search for a merger candidate or to provide any other merger and acquisition services, or has provided or will provide any investment banking, financial, advisory and/or consulting services to the Company, the Company agrees that it shall promptly provide to FINRA (via a FINRA submission), and to the Underwriters and their counsel, a notification prior to entering into the agreement or transaction relating to a potential Business Combination including: (i) the identity of the person or entity providing any such services; (ii) complete details of all such services and copies of all agreements governing such services prior to entering into the agreement or transaction; and (iii) justification as to why the person or entity providing the merger and acquisition services should not be considered a Member with respect to the Offering. The Company also agrees that proper disclosure of such arrangement or potential arrangement will be made in the tender offer materials or proxy statement, as applicable, which the Company may file in connection with the Business Combination for purposes of offering redemption of shares held by its shareholders or for soliciting shareholder approval, as applicable.

(x) The Company shall advise FINRA, the Underwriters and its counsel, if it is aware that any 10% or greater shareholder of the Company becomes an affiliate or associated person of a Member participating in the distribution of the Securities.

(y) To the Company’s knowledge, none of the Sponsor, officers, directors or director nominees of the Company is subject to a non-competition agreement or non-solicitation agreement with any employer or prior employer that could materially affect its, his or her ability to be and act in the capacity of shareholder, officer or director of the Company, as applicable.

(z) The Company shall cause the proceeds of the Offering and the sale of the Private Placement Shares to be held in the Trust Account to be invested only in United States government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act as set forth in the Trust Agreement and disclosed in the Registration Statement, the Statutory Prospectus and the Prospectus. The Company will otherwise conduct its business in a manner so that it will not become subject to the Investment Company Act. Furthermore, once the Company consummates a Business Combination, it will not be required to register as an investment company under the Investment Company Act.

(aa) The Company will seek to have all vendors, service providers (other than the Company’s independent registered public accounting firm), prospective target businesses and other entities with which it does business execute agreements with it waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of the Public Shareholders. If any third party refuses to execute an agreement waiving such claims to the monies held in the Trust Account, the Company’s management will perform an analysis of the alternatives available to the Company it and will only enter into an agreement with a third party that has not executed a wavier if the Company’s management believes that such third party’s engagement would be significantly more beneficial to the Company than any alternative.

(bb) The Company agrees that neither it, nor any successor or subsidiary of the Company, will consummate any public or private equity or debt financing prior to the consummation of a Business Combination, unless all investors in such financing expressly waive, in writing, any rights in or claims against the Trust Account with respect to such financing.

(cc) During the period prior to the Company’s initial Business Combination or Liquidation, the Company may instruct the trustee under the Trust Agreement to release interest from the Trust Account, the amounts necessary to pay its taxes. Otherwise, all funds held in the Trust Account (including any interest income earned on the amounts held in the Trust Account (net of taxes payable thereon)) will remain in the Trust Account until the earlier of the consummation of the Company’s initial Business Combination or the Liquidation; provided, however, that in the event of the Liquidation, up to $100,000 of interest income may be released to the Company if the proceeds of the Offering held outside of the Trust Account are not sufficient to cover the costs and expenses associated with implementing the Company’s plan of dissolution.

(dd) The Company will reserve and keep available that maximum number of its authorized but unissued securities that are issuable upon the conversion of the Founder Shares.

(ee) Prior to the consummation of a Business Combination or the Liquidation, the Company shall not issue any Ordinary Shares, Private Placement Shares or any options or other securities convertible into Ordinary Shares, or any preferred shares, in each case, that participate in any manner in the Trust Account or that vote as a class with the Ordinary Shares on a Business Combination.

(ff) Prior to the consummation of a Business Combination or the Liquidation, the Company’s audit committee will review on a quarterly basis all payments made to the Sponsor, to the Company’s officers or directors, or to the Company’s or any of such other persons’ respective affiliates.

(gg) The Company will comply with the Act and the Exchange Act so as to permit the completion of the distribution of the Underwritten Securities as contemplated by this Agreement, the Registration Statement, the Statutory Prospectus and the Prospectus. Without limiting the generality of the foregoing, the Company will, during the period when a prospectus relating to the Underwritten Securities is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule), file on a timely basis with the Commission and Nasdaq all reports and documents required to be filed under the Exchange Act. Additionally, the Company shall report the use of proceeds from the issuance of the Underwritten Securities as may be required under Rule 463 under the Act.

(hh) The Company agrees that it shall use commercially reasonable efforts to prevent the Company from becoming subject to Rule 419 prior to the consummation of any Business Combination, including, but not limited to, using commercially reasonable efforts to prevent any of the Company’s outstanding securities from being deemed to be a “penny stock” as defined in Rule 3a51-1 under the Exchange Act during such period.

(ii) To the extent required by Rule 13a-15(e) under the Exchange Act, the Company shall maintain “disclosure controls and procedures” (as defined under Rule 13a-15(e) under the Exchange Act) and a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(jj) The Company will use commercially reasonable efforts to effect and, for a period commencing on the Effective Date and ending five (5) years from the date of the consummation of the Business Combination or until such earlier time at which Liquidation occurs, maintain the listing of the Ordinary Shares on Nasdaq or another national securities exchange acceptable to the Underwriters.

(kk) As soon as legally required to do so, the Company and its directors and officers, in their capacities as such, shall take all actions necessary to comply with any applicable provisions of the Sarbanes-Oxley Act, including Section 402 related to loans and Sections 302 and 906 related to certifications, and to comply with the Nasdaq Marketplace Rules.

(ll) The Company shall not take any action or omit to take any action that would cause the Company to be in breach or violation of its Amended and Restated Memorandum and Articles of Association.

(mm) The Company covenants and agrees, that prior to its initial Business Combination it will not seek to amend or modify its Amended and Restated Memorandum and Articles of Association, except as set forth therein.

(nn) The Company shall not amend, modify or otherwise change the Trust Agreement or any Insider Letter without the prior written consent of each Underwriter, which will not be unreasonably delayed, conditioned or withheld. Furthermore, the Trust Agreement shall provide that the Trustee is required to obtain a joint written instruction signed by both the Company and the Underwriters with respect to the transfer of the funds held in the Trust Account from the Trust Account, prior to commencing any liquidation of the assets of the Trust Account in connection with the consummation of any Business Combination, and such provision of the Trust Agreement shall not be permitted to be amended without the prior written consent of the Underwriters.

(oo) The Company shall seek to have all vendors, service providers (other than independent accountants), prospective target businesses, lenders or other entities with which it does business enter into agreements waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of the Public Shareholders. The Company may forego obtaining such waivers only if the Company shall have received the approval of its Chief Executive Officer.

(pp) The Company may consummate the initial Business Combination and conduct redemptions of Ordinary Shares for cash upon consummation of such Business Combination without a shareholder vote pursuant to Rule 13e-4 and Regulation 14E under the Exchange Act, including the filing of tender offer documents with the Commission. Such tender offer documents will contain substantially the same financial and other information about the initial Business Combination and the redemption rights as is required under the Commission’s proxy rules and will provide each shareholder of the Company with the opportunity prior to the consummation of the initial Business Combination to redeem the Ordinary Shares held by such shareholder for an amount of cash equal to (A) the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the initial Business Combination, representing (x) the proceeds held in the Trust Account from the Offering and the sale of the Private Placement Shares and (y) any interest income earned on the funds held in the Trust Account not previously released to pay taxes, divided by (B) the total number of Ordinary Shares sold in the Offering (the “Public Shares”) then outstanding. If, however, a shareholder vote is required by law or stock exchange listing requirement in connection with the initial Business Combination or the Company decides to hold a shareholder vote for business or other legal reasons, the Company will submit such Business Combination to the Company’s shareholders for their approval (“Business Combination Vote”). With respect to the initial Business Combination Vote, if any, the Sponsor, and its officers and directors, have agreed to vote all of their Founder Shares and any other Ordinary Shares purchased during or after the Offering in favor of the Company’s initial Business Combination. If the Company seeks shareholder approval of the initial Business Combination, the Company will offer to each Public Shareholder holding Ordinary Shares the right to have its shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules of the Commission at a per share redemption price (the “Redemption Price”) equal to (I) the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the initial Business Combination, representing (1) the proceeds held in the Trust Account from the Offering and the sale of the Private Placement Shares and (2) any interest income earned on the funds held in the Trust Account not previously released to pay taxes, divided by (II) the total number of Public Shares then outstanding. If the Company seeks shareholder approval of the initial Business Combination, the Company may proceed with such Business Combination only if a majority of the outstanding Ordinary Shares voted by the shareholders at a duly held shareholders meeting are voted to approve such Business Combination. If, after seeking and receiving such shareholder approval, the Company elects to so proceed, it will redeem shares, at the Redemption Price, from those Public Shareholders who affirmatively requested such redemption. Only Public Shareholders holding Ordinary Shares who properly exercise their redemption rights, in accordance with the applicable tender offer or proxy materials related to such Business Combination and the Amended and Restated Memorandum and Articles of Association of the Company, shall be entitled to receive distributions from the Trust Account in connection with an initial Business Combination, and the Company shall pay no distributions with respect to any other holders of shares of capital stock of the Company in connection therewith. In the event that the Company does not effect a Business Combination by twenty-four (24) months, the Company will cease all operations except for the purpose of winding up and, as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the trust account (less taxes paid or payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding Public Shares, which redemption will constitute full and complete payment for such Public Shares and completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidation or other distributions, if any, subject to the Company’s obligations under Cayman Islands law to provide for claims of creditors and subject to the other requirements of applicable law. Only Public Shareholders holding Ordinary Shares included in the Securities will be entitled to receive such redemption amounts and the Company shall pay no such redemption amounts or any distributions in liquidation with respect to any other shares of the Company. The Sponsor and the Company’s officers and directors have agreed that they will not propose any amendment to the Amended and Restated Memorandum and Articles of Association that would affect the substance or timing of the Company’s obligation to redeem 100% of the outstanding Public Shares if the Company has not consummated a Business Combination within twenty-four (24) months from the closing of the Offering unless the Company offers to redeem the Public Shares in connection with such amendment, as described in the Statutory Prospectus and Prospectus.

(qq) In the event that the Company desires or is required by an applicable law or regulation to cause an announcement (“Business Combination Announcement”) to be placed in The Wall Street Journal, The New York Times or any other news or media publication or outlet or to be made via a public filing with the Commission announcing the consummation of the Business Combination that indicates that the Underwriters were the underwriter in the Offering, the Company shall supply the Underwriters with a draft of the Business Combination Announcement and provide the Underwriters with a reasonable advance opportunity to comment thereon, subject to the agreement of the Underwriters to keep confidential such draft announcement in accordance with each Underwriter’s standard policies regarding confidential information.

(rr) Upon consummation of the Company’s initial Business Combination, the Company agrees that it will cause the Trustee to pay the Deferred Discount (as defined below) directly from the Trust Account to the Underwriter, in accordance with Section 3 of this Agreement. The Underwriters shall have no claim to payment of any interest earned on the portion of the proceeds held in the Trust Account representing the Deferred Discount and shall not be entitled to payment of the Deferred Discount if the Company does not consummate an initial Business Combination.

(ss) The Company will endeavor in good faith, and in cooperation with the Underwriters, to qualify the Securities for offering and sale under the securities laws of such jurisdictions as the Underwriters may reasonably designate; provided that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would be subject to service of general process or to taxation as a foreign corporation doing business in such jurisdiction. Until the earliest of (i) the date on which the Underwriters shall have ceased to engage in market-making activities in respect of the Securities, (ii) the date on which the Securities are listed on the Nasdaq (or any successor thereto), (iii) a going private transaction after the completion of a Business Combination, and (iv) the date of the liquidation of the Company, in each jurisdiction where such qualification shall be effected, the Company will, unless the Underwriters agree that such action is not at the time necessary or advisable, use all reasonable efforts to file and make such statements or reports at such times as are or may be required to qualify the Securities for offering and sale under the securities laws of such jurisdiction.

(tt) If at any time following the distribution of any Written Testing-the-Waters Communication, there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include any untrue statement of a material fact or omitted or would omit to state any material fact necessary to make the statements therein in light of the circumstances under which they were made at such time, not misleading, the Company will promptly (i) notify the Underwriters so that use of the Written Testing-the-Waters Communication may cease until it is amended or supplemented; (ii) amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission; and (iii) supply any amendment or supplement to the Underwriters in such quantities as may be reasonably requested.

(uu) The Company will promptly notify the Underwriters if the Company ceases to be an Emerging Growth Company at any time prior to the later of completion of the distribution of the Securities within the meaning of the Act and completion of the 180-day restricted period referred to in Section 5(h) hereof.

(vv) Upon the earlier to occur of the expiration or termination of the Underwriters’ over-allotment option, the Company shall cancel or otherwise effect the forfeiture of Founder Shares from the Sponsor in an aggregate amount equal to the number of Founder Shares determined by multiplying (a) 468,750 by (b) a fraction, (i) the numerator of which is 1,875,000 minus the number of Option Securities purchased by the Underwriters upon the exercise of their over-allotment option, and (ii) the denominator of which is 1,875,000. For the avoidance of doubt, if the Underwriters exercise their over-allotment option in full, the Company shall not cancel or otherwise effect the forfeiture of the Founder Shares pursuant to this subsection.

(ww) The Company hereby agrees that, until the consummation of a Business Combination, it shall not issue any Class A Ordinary Shares or any options or other securities convertible into Class A Ordinary Shares, or any preferred shares or other securities of the Company which participate in any manner in the Trust Account or which vote as a class with the Class A Ordinary Shares on a Business Combination.

(xx) The Company hereby agrees that, until the consummation of a Business Combination, it shall not issue any Ordinary Shares or any options or other securities convertible into Securities, or any preferred shares or other securities of the Company which participate in any manner in the Trust Account or which vote as a class with the Ordinary Shares on a Business Combination.

(yy) The Company hereby agrees that it will use its reasonable best efforts prior to commencing its due diligence investigation of any prospective Target Business or obtaining the services of any vendor to have such Target Business and/or vendor acknowledge in writing whether through a letter of intent, memorandum of understanding or other similar document (and subsequently acknowledges the same in any definitive document replacing any of the foregoing), that (a) it has read the Prospectus and understands that the Company has established the Trust Account, initially in an amount of $125,000,000 (without giving effect to any exercise of the Underwriters’ over-allotment option) for the benefit of the Public Shareholders and that, except for a portion of the interest earned on the amounts held in the Trust Account, the Company may disburse monies from the Trust Account only (i) to the Public Shareholders in the event they elect to redeem Ordinary Shares contained in the Securities in connection with the consummation of a Business Combination, (ii) to the Public Shareholders if the Company fails to consummate a Business Combination within the time period set forth in the Amended and Restated Memorandum and Articles of Association and the Prospectus, or (iii) to the Company after or concurrently with the consummation of a Business Combination and (b) for and in consideration of the Company (iv) agreeing to evaluate such Target Business for purposes of consummating a Business Combination with it or (v) agreeing to engage the services of the vendor, as the case may be, such Target Business or vendor agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Account (“Claim”) and waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever. The Company may forego obtaining such waivers only if the Company shall have received the approval of its Chief Executive Officer and the approving vote of at least a majority of the Company’s board of directors (the “Board”).

(zz) The Company shall not take any action or omit to take any action which would cause a breach of any of the Insider Letters and will not allow any amendments to, or waivers of, such Insider Letters without the prior written consent of the Underwriters, which consent shall not be unreasonably withheld.

(aaa) The Company shall provide to the Underwriters or their counsel (if so instructed by the Underwriters) with 10 copies of all tender offer documents or proxy information and all related material filed with the Commission in connection with a Business Combination concurrently with such filing with the Commission. Documents filed with the Commission pursuant to its EDGAR system shall be deemed to have been provided to the Representative pursuant to this Section 5((aaa)). In addition, the Company shall furnish any other state in which its initial public offering was registered, such information as may be requested by such state.

(bbb) The Company agrees that the Target Business that it acquires must have a fair market value equal to at least 80% of the assets held in the Trust Account at the time of signing the definitive agreement for the Business Combination with such Target Business (excluding taxes payable and the Deferred Discount). The fair market value of such business must be determined by the Board based upon standards generally accepted by the financial community, such as actual and potential sales, earnings, cash flow and book value. If the Board is not able to independently determine that the target business meets such fair market value requirement, the Company will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions with respect to the satisfaction of such criteria. The Company is not required to obtain an opinion as to the fair market value if the Board independently determines that the Target Business does have sufficient fair market value.

6.	CONDITIONS TO THE OBLIGATIONS OF THE UNDERWRITERS.

The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) The Prospectus, and any supplement thereto, have been filed and have become effective in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The Company shall have requested and caused White & Case LLP, counsel for the Company, to have furnished to the Underwriters its opinions and negative assurance letter, each dated the Closing Date and settlement date, as applicable, and addressed to the Underwriters, in a form reasonably acceptable to the Underwriters.

(c) The Company shall have requested and caused Maples and Calder (Cayman) LLP, Cayman Islands counsel for the Company, to have furnished to the Underwriters its opinions, each dated the Closing Date and any settlement date, as applicable, and addressed to the Underwriters, in form and substance reasonably acceptable to the Underwriters.

(d) The Underwriters shall have received from Kirkland & Ellis LLP, counsel for the Underwriters, such opinions and negative assurance letter, each dated the Closing Date or settlement date, as applicable, and addressed to the Underwriter, in form and substance reasonably acceptable to the Underwriter, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(e) The Company shall have furnished to the Underwriters a certificate of the Company, signed by the Chief Executive Officer and the principal financial or accounting officer of the Company, dated the Closing Date or settlement date (as applicable), to the effect that the signers of such certificate have carefully examined the Registration Statement, each Preliminary Prospectus, the Prospectus and any amendment or supplement thereto, and this Agreement and that:

(i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date or settlement date (as applicable) with the same effect as if made on the Closing Date or settlement date (as applicable) and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date or settlement date (as applicable);

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii) since the date of the most recent financial statements included in the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect, except as set forth in or contemplated by the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto).

(f) The Company shall have requested and caused Withum to have furnished to the Underwriters, at the Execution Time and at the Closing Date or settlement date (as applicable), letters, dated respectively as of the Execution Time and as of the Closing Date or settlement date (as applicable), in form and substance satisfactory to the Underwriters, confirming that they are a registered public accounting firm that is independent with respect to the Company within the meaning of the Act and the Exchange Act and the applicable rules and regulations adopted by the Commission thereunder and that they have performed a review of the audited financial statements of the Company for the years ended December 31, 2025 and December 31, 2024, provided, however, that the cutoff date shall not be more than two business days prior to such Execution Time or Closing Date or settlement date, as applicable, and stating in effect that:

(i) in its opinion the audited financial statements, the unaudited financial statements and any financial statement schedules included in the Registration Statement, the Statutory Prospectus and the Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the Commission; and

(ii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company) set forth in the Registration Statement, the Statutory Prospectus and the Prospectus, including the information set forth under the captions “Dilution” and “Capitalization” in the Statutory Prospectus and the Prospectus, agrees with the accounting records of the Company, excluding any questions of legal interpretation.

References to the Prospectus in this paragraph (f) include any supplement thereto at the date of the letter.

(g) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof), the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto), there shall not have been any change specified in the letter or letters referred to in Section 6(f) or any change, or any development involving a prospective change, in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Underwriters, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto).

(h) Prior to the Closing Date or settlement date (as applicable), the Company shall have furnished to the Underwriters such further information, certificates and documents as the Underwriters may reasonably request.

(i) FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting terms or other arrangements of the transactions contemplated hereby.

(j) The Securities shall be duly listed subject to notice of issuance on the Nasdaq, satisfactory evidence of which shall have been provided to the Underwriters.

(k) On the Effective Date, the Company shall have delivered to the Underwriters executed copies of the Trust Agreement, the Founder’s Purchase Agreement, the Share Subscription Agreement, the Registration Rights Agreement and the Insider Letter.

(l) At least one Business Day prior to the Closing Date or settlement date (as applicable), the Company shall have caused the applicable purchase price for the Private Placement Shares to be deposited into the Trust Account so that together with the net proceeds for the Ordinary Shares (including the Deferred Discount), or with respect to the Optional Securities, the net proceeds from the Optional Securities (including the Deferred Discount), the Trust Account would equal the product of the number of Ordinary Shares sold and the public offering price per Ordinary Share as set forth on the cover of the Prospectus. Notwithstanding the foregoing, in no event will the Company take any action that would result in the Company receiving proceeds from the sale of the Private Placement Shares in excess of the sum of: (i) the amount required to satisfy the obligation in the immediately preceding sentence; (ii) the amount of the discount from the public offering price represented by the Purchase Price set forth in the last sentence of Section 2(a) of this Agreement and (iii) the amount of money to be held by the Company outside of the Trust Account, as disclosed in the Registration Statement, the Statutory Prospectus and the Prospectus.

(m) No order preventing or suspending the sale of the Ordinary Shares in any jurisdiction designated by the Underwriters pursuant to Section 5(ii) hereof shall have been issued as of the Closing Date or settlement date (as applicable), and no proceedings for that purpose shall have been instituted or shall have been threatened.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Underwriters. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Kirkland & Ellis LLP, counsel for the Underwriters, at 601 Lexington Avenue, New York, New York 10022, Attention: Christian Nagler, unless otherwise indicated herein, on the Closing Date or settlement date (as applicable).

7.	REIMBURSEMENT OF UNDERWRITERS’ EXPENSES.

If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof (other than clauses (ii), (iii) or (vi) thereof) or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by the Underwriters, the Company will reimburse the Underwriters severally on demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel, but, in no event, shall expenses include taxes imposed on the net income of an Underwriters) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8.	INDEMNIFICATION AND CONTRIBUTION.

(a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of the Underwriters, each person who controls the Underwriters within the meaning of either the Act or the Exchange Act and each affiliate, director, officer, employee, or agent of the Underwriters against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Securities as originally filed or in any amendment thereof, the Business Combination securities disclosure documents, any Preliminary Prospectus, the Statutory Prospectus, the Prospectus or the Free Writing Prospectus, any “road show” as defined in Rule 433(h) of the Act or any Written Testing-the-Waters Communication or in any amendment thereof or supplement thereto, any application or other document or written communication executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Securities under the securities laws thereof or filed with the Commission, any foreign or state securities commission or agency, Nasdaq, The New York Stock Exchange, Nasdaq Global Select Market any other securities exchange or the Over-the-Counter Bulletin Board (the “OTCBB”); or any post-effective amendments to the Registration Statement or Prospectus or new Registration Statement or Prospectus filed by the Company with the Commission, any state securities commission or agency, OTCBB or any securities exchange, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that any such settlement is effected with the written consent of the Company; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriters specifically for inclusion therein, it being understood and agreed that the only such information furnished by the Underwriters consists of the information described in the last sentence of Section 8(b) hereof. This indemnity agreement will be in addition to any liability that the Company may otherwise have.

(b) The Underwriters agree to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Underwriters, but only with reference to written information relating to the Underwriters furnished to the Company by or on behalf of such Underwriters specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability that the Underwriters may otherwise have. The Company acknowledges that the statements set forth under the heading “Underwriting,” (x) the name of each Underwriter and its role and participation in the sale of the Securities, (y) the sentences related to concessions and reallowances and the Underwriters’ intention not to make sales to discretionary accounts, and (z) the paragraphs related to stabilization, syndicate covering transactions and penalty bids, in the Preliminary Prospectus, the Statutory Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the Underwriters for inclusion in the documents referred to in the foregoing indemnity.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of material rights and defenses and will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld, delayed or conditioned), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless (i) such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company and the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the Offering; provided, however, that in no case shall the Underwriters (except as may be provided in any other agreement with the Underwriters relating to the Offering) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriters hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the Offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls the Underwriters within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of the Underwriters shall have the same rights to contribution as such Underwriters, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

(e) In any proceeding relating to the Registration Statement, the Preliminary Prospectus, the Statutory Prospectus, any Written Testing-the-Waters Communication, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 8 hereby consents to the exclusive jurisdiction of the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan and the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), agrees that process issuing from such courts may be served upon it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join it as an additional defendant in any such proceeding in which such other contributing party is a party.

(f) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of the Underwriters, its directors or officers or any person controlling the Underwriters, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Securities and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to the Underwriters, its directors or officers or any person controlling the Underwriters, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

9.	DEFAULT BY THE UNDERWRITERS.

If the Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriters, such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement. If within one Business Day after such default relating to more than 10% of the Underwritten Securities the Underwriters do not arrange for the purchase of such Underwritten Securities, then the Company shall be entitled to a further period of two Business Days within which to procure another party or parties reasonably satisfactory to the Underwriters to purchase said Underwritten Securities. In the event that neither the Underwriters nor the Company purchase or arrange for the purchase of all of the Underwritten Securities to which a default relates as provided in this Section 9, this Agreement will terminate without liability to any non-defaulting party. In the event of a default by the Underwriters as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve the defaulting Underwriter of its liability, if any, to the Company for damages occasioned by its default hereunder.

10.	TERMINATION.

This Agreement shall be subject to termination in the absolute discretion of the Underwriters, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment any of the following has occurred: (i) trading in the Company’s Ordinary Shares shall have been suspended by the Commission, or trading in securities generally on the New York Stock Exchange or the Nasdaq shall have been suspended or limited or minimum prices shall have been established on such exchange or trading market, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities, (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other national or international calamity or crisis (including, without limitation, an act of terrorism) or change in economic or political conditions the effect of which on financial markets is such as to make it, in the sole judgment of the Underwriters, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Statutory Prospectus or the Prospectus (exclusive of any supplement thereto), (iv) since the respective dates as of which information is given in the Registration Statement, the Statutory Prospectus and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company, whether or not arising in the ordinary course of business, (v) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in the Underwriters’ opinion materially and adversely affects or may materially and adversely affect the business or operations of the Company, or (vi) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in each Underwriter’s opinion has a material adverse effect on the securities markets in the United States.

11.	REPRESENTATIONS AND INDEMNITIES TO SURVIVE.

The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12.	NOTICES.

All communications hereunder will be in writing and effective only on receipt, and will be mailed, delivered or telefaxed.

If to the Underwriters:

Leerink Partners LLC
1301 Avenue of the Americas, 5th Floor
New York, New York 10019
Attention: Stuart Nayman
Email: Stuart.Nayman@leerink.com

Oppenheimer & Co.
85 Broad Street

New York, New York 10004

Attention: Equity Capital Markets

(with a copy to Oppenheimer & Co. Inc., 85 Broad Street, New York, New York
10004 Attention: General Counsel)

Copy (which copy shall not constitute notice) to:

Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York 10022
Attention: Christian O. Nagler, P.C.
Email: Christian.Nagler@kirkland.com

If to the Company:

Helix Acquisition Corp. III
c/o Cormorant Asset Management, LLC
200 Clarendon Street, 52nd Floor
Boston, MA 02116
Attention: Caleb Tripp
Email: Caleb@cormorant-asset.com

Copy (which copy shall not constitute notice) to:

White & Case LLP
1221 Avenue of the Americas
New York, New York 10020
Attention: Joel L. Rubinstein
Email: joel.rubinstein@whitecase.com

13.	SUCCESSORS.

This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14.	NO FIDUCIARY DUTY.

The Company hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which any of them may be acting, on the other, (b) each Underwriters is acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Underwriters in connection with the Offering and the process leading up to the Offering is as an independent contractor and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the Offering (irrespective of whether the Underwriters have advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owes an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto. None of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person.

15.	RECOGNITION OF THE U.S. SPECIAL RESOLUTION REGIMES.

(a) In the event that the Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that the Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 15: (A) a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (B) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (C) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (D) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

16.	INTEGRATION.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

17.	APPLICABLE LAW.

This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby shall be instituted in the Specified Courts, and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

18.	WAIVER OF JURY TRIAL.

THE COMPANY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

19.	COUNTERPARTS; ELECTRONIC SIGNATURES.

This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement. Delivery of this Agreement by one party to the other may be made by facsimile, electronic mail (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) or other transmission method, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

20.	HEADINGS.

The section headings used herein are for convenience only and shall not affect the construction hereof.

21.	DEFINITIONS.

The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Applicable Time” means 10:05 p.m. (New York time) on the date of this Agreement.

“Business Combination” means, as more fully described in the Registration Statement, a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities.

“Business Day” means any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” means the U.S. Securities and Exchange Commission.

“Effective Date” means each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” means the date and time that this Agreement is executed and delivered by the parties hereto.

“Free Writing Prospectus” means a free writing prospectus, as defined in Rule 405.

“Liquidation” means the distributions of the Trust Account to the Public Shareholders in connection with the redemption of Ordinary Shares held by the Public Shareholders pursuant to the terms of the Amended and Restated Memorandum and Articles of Association if the Company fails to consummate a Business Combination.

“Private Placement Shares” means 485,000 private placement shares (or 509,000 private placement shares if the over-allotment option is exercised in full), each entitling such holder to purchase one Ordinary Share at an exercise price of $10.00.

“Preliminary Prospectus” means any preliminary prospectus referred to in paragraph 1(a) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.

“Prospectus” means the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time.

“Registration Statement” means the registration statements referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus and prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430A, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 158”, “Rule 172”, “Rule 405”, “Rule 419”, “Rule 424(b)”, “Rule 430A”, “Rule 433”, “Rule 433(h)” and “Rule 462(b)” refer to such rules under the Act.

“Rule 430A Information” means information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

“Rule 462(b) Registration Statement” means a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

“Statutory Prospectus” means (i) the Preliminary Prospectus, dated February 6, 2024, relating to the Securities and (ii) the Time of Delivery Information, if any, set forth on Schedule II hereto.

“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act.

[Remainder of page intentionally left blank]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement among the Company and the Underwriters in accordance with its terms.

Very truly yours,

HELIX ACQUISITION CORP. III

By:
Name:	Bihua Chen
Title:	Chief Executive Officer

[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

LEERINK PARTNERS LLC

By:
Name:	Dan Dubin, M.D.
Title:	Vice Chairman, Global Co-Head of Investment Banking

OPPENHEIMER & CO.

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

Schedule I

Underwriter	Number of Underwritten Securities to be Purchased
Leerink Partners LLC	[ ]
Oppenheimer & Co.	[ ]
Total	12,500,000

Schedule II

TIME OF DELIVERY INFORMATION

[Omitted]

Schedule III

SCHEDULE OF WRITTEN TESTING-THE-WATERS COMMUNICATIONS

[Omitted]